                                                                    EXHIBIT 21.1
                         SUBSIDIARIES OF AMF GROUP INC.



Name Under Which                                      State or Jurisdiction
Subsidiary Does Business                                of Incorporation
------------------------                                ----------------
AMF Bowling Holdings Inc.                                   Delaware

AMF Bowling Centers Holdings Inc.                           Delaware

AMF Bowling, Inc.                                           Virginia

AMF Worldwide Bowling Centers                               Delaware
  Holdings Inc.

AMF Bowling Centers, Inc.                                   Virginia

Bush River Corporation                                      South Carolina

AMF Beverage Company of                                     Oregon
  Oregon, Inc.

King Louie Lenexa, Inc.                                     Kansas

AMF Beverage Company of W.VA., Inc.                         West Vriginia

AMF Bowling Centers Switzerland Inc.                        Delaware

AMF Bowling Centers (Aust.)                                 Virginia
  International Inc. (Australia)

AMF Catering Services Pty. Ltd.                             Australia

AMF Bowling Centers (Canada)                                Virginia
  International, Inc. (Canada)

AMF Bowling Centers (Hong Kong)                             Virginia
  International, Inc. (Hong Kong)

AMF Bowling Centers                                         Virginia
  International, Inc. (Japan)

Name Under Which                                      State or Jurisdiction
Subsidiary Does Business                                of Incorporation
------------------------                                ----------------
AMF BCO-UK One, Inc.                                        Virginia

AMF BCO-UK Two, Inc.                                        Virginia

AMF BCO-France One, Inc.                                    Virginia

AMF BCO-France Two, Inc.                                    Virginia

AMF Bowling Centers Spain, Inc.                             Delaware

AMF Bowling Mexico Holding, Inc.                            Delaware

Boliches AMF, Inc.                                          Virginia

AMF BCO-China, Inc.                                         Virginia

AMF Bowling Centers China, Inc.                             Virignia

AMF Bowling Centers (China) Company                         Hong Kong

AMF Garden Hotel Bowling Center Company                     People's
                                                            Republic
                                                            of China

AMF Bowling France SNC                                      France

AMF Bowling de Paris SNC                                    France

AMF Bowling de Lyon la Part Dieu SNC                        France

Boliches AMF y Compania                                     Mexico

Inmuebles Obispado, S.A.                                    Mexico

Inmuebles Minerva, S.A.                                     Mexico

Name Under Which                                      State or Jurisdiction
Subsidiary Does Business                                 of Incorporation
------------------------                                 ----------------
Operadora Mexicana de Boliches, S.A.                        Mexico

Promotora de Boliches, S.A. de C.V.                         Mexico

Boliches Mexicanos, S.A.                                    Mexico

AMF Bowling                                                 United Kingdom

Worthing North Properties Limited                           United Kingdom

AMF Bowling Poland spolka z o.o.                            Poland





                                       3